Exhibit 1.1

EXECUTION VERSION

12,800,000 Shares

PEABODY ENERGY CORPORATION

Common Stock

UNDERWRITING AGREEMENT

August 17, 2017

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Ladies and Gentlemen:

1. Introductory. The stockholders of Peabody Energy Corporation, a Delaware corporation (“Company”) listed in Schedule A hereto (collectively, the “Selling Stockholders”) agree severally with the Underwriter to sell to the Underwriter named in Schedule B hereto (the “Underwriter”) an aggregate of 12,800,000 outstanding shares of the Company’s common stock, par value $0.01 (the “Securities”) (such shares of Securities being hereinafter referred to as the “Offered Securities”).

Subject to the sale of the Offered Securities by the Selling Stockholders to the Underwriter in compliance with the terms of this agreement (this “Agreement”), the Underwriter has agreed to sell to the Company, and the Company has agreed to purchase from the Underwriter (the “Concurrent Securities Repurchase”) an aggregate of 1,476,014 shares of Offered Securities (the “Repurchase Securities”).

2. Representations and Warranties of the Company and the Selling Stockholders. (a) The Company represents and warrants to, and agrees with, the Underwriter that:

(i) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-1 (No. 333-217242) (the “Initial Registration Statement”) as supplemented and amended by Post-Effective Amendment No. 1 to the Registration Statement (the “Post-Effective Amendment”) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses. The various parts of the Initial Registration Statement and the Post-Effective Amendment, including all exhibits thereto and including any information contained in the form of final prospectus supplement relating to the Offered Securities that is filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Registration Statement at the time the Post-Effective Amendment was declared effective or as part of a post-effective amendment filed pursuant to Rule 462(d) under the Act, are hereinafter collectively called the “Registration Statement”.

As of the time of execution and delivery of this agreement, the Initial Registration Statement and the Post-Effective Amendment have been declared effective under the Act and are not proposed to be amended. The Offered Securities all have been or will be duly registered under the Act pursuant to the Registration Statement.

For purposes of this Agreement:

“430A Information”, with respect to the Registration Statement, means information included in a prospectus and retroactively deemed to be a part of the Registration Statement pursuant to Rule 430A(b).

“430C Information”, with respect to the Registration Statement, means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 7:30 p.m. (Eastern time) on the date of this Agreement.

“Bankruptcy Code” means Title 11 of the U.S. Code.

“Bankruptcy Court” means the United States Bankruptcy Court for the Eastern District of Missouri.

“Chapter 11 Cases” means the legal proceedings of the Company and a majority of its wholly owned domestic subsidiaries, as well as one international subsidiary in Gibraltar, conducted under the Bankruptcy Code, jointly administered under the caption In re Peabody Energy Corporation, et al., Case No. 16-42529 (Bankr. E.D. Mo.).

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and 430C Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“IRC” means the U.S. Internal Revenue Code of 1986, as amended.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange.

“Statutory Prospectus” with reference to a particular time means the prospectus, as it may be supplemented, included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any 430A Information or 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus (or supplement) is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

“subsidiary” with reference to the Company shall have the meaning specified in Rule 405 of the Act.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(ii) Compliance with Securities Act Requirements. (A) On the date of this Agreement, the Registration Statement conforms in all respects to the requirements of the Act and the Rules and Regulations, and the Registration Statement did not, as of the applicable effective date as to each part of the Registration Statement, and will not, as of the applicable filing date as to the Statutory Prospectus and any amendment or supplement thereto, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) on its date, at the time of filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus did not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

(iii) Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the Issuer Free Writing Prospectuses identified in Schedule C hereto, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(iv) General Disclosure Package. As of the Applicable Time, the Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus supplement, dated August 17, 2017, together with the prospectus, dated August 17, 2017 (which as supplemented is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule C to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 8(c) hereof.

(v) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Underwriter and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(vi) Good Standing of the Company. The Company and each of its subsidiaries have been duly incorporated or organized, as the case may be, and are validly existing as their respective business entities and in good standing under the laws of their respective jurisdictions of incorporation or organization, as the case may be, are duly qualified to do business and are in good standing as foreign corporations or other organizations where such concept is applicable in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification (provided such good standing concept is applicable in such foreign jurisdiction), and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or to be in good standing would not reasonably be expected to have a material adverse effect on the business, assets, results of operations, property or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(vii) Offered Securities. The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package; the Offered Securities are, and, when the Offered

Securities have been delivered and paid for in accordance with this Agreement on the Closing Date, such Offered Securities will be, validly issued, fully paid and nonassessable, will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the stockholders of the Company have no preemptive rights with respect to the Offered Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.

(viii) No Finder’s Fee. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(ix) Registration Rights. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(x) Listing. The Offered Securities are listed on The New York Stock Exchange.

(xi) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement (including the Concurrent Securities Repurchase) in connection with the sale of the Offered Securities, except such as have been obtained, or made and such as may be required under securities or Blue Sky laws of the various states or the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) in connection with the offer and sale of the Offered Securities.

(xii) Title to Property. The Company and each of its subsidiaries have good and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not reasonably be expected to have a Material Adverse Effect. With respect to all material owned property: (i) the Company and its subsidiaries possess all leasehold interests necessary for the operation of the mines currently being operated by each of them, except where the failure to possess such leasehold interests could not reasonably be expected to have a Material Adverse Effect, (ii) each of their respective rights under the leases, contracts, rights-of-way and easements necessary for the operation of such mines are in full force and effect, except to the extent that failure to maintain such leases, contracts, rights of way and easements in full force and effect could not reasonably be expected to have a Material Adverse Effect; and (iii) the Company and its subsidiaries possess all licenses, permits or franchises which are necessary to carry out their businesses as presently conducted at any mine included, except where failure to possess such licenses, permits or franchises could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

(xiii) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement (including the Concurrent Securities Repurchase), and the sale of the Offered Securities as described herein, will not (i) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or the organizational documents of any of its subsidiaries or (iii) result in the violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except in the case of clauses (i) and (iii), such conflicts, breaches or violations that in the aggregate would not reasonably be expected to have a Material Adverse Effect. Except as may be required in connection with compliance with the securities or Blue Sky laws of various jurisdictions, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company or any of its subsidiaries.

(xiv) Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is, (i) in violation of its organizational documents, (ii) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except, in the cases of clauses (ii) and (iii), such defaults, events, violations or failures that in the aggregate would not reasonably be expected to have a Material Adverse Effect.

(xv) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xvi) Possession of Licenses and Permits. The Company and its subsidiaries have such permits, licenses, franchises, certificates, consents, orders and other approvals or authorizations of any governmental or regulatory authority (“Permits”), including, without limitation, any permits or approvals required pursuant to any applicable Environmental Laws (as hereinafter defined), by the United States Environmental Protection Agency, the United States Office of Surface Mining Reclamation and Enforcement and corresponding state agencies, as are necessary under applicable law to own their properties and to conduct their businesses in the manner described in the General Disclosure Package and the Final Prospectus, except to the extent that the failure to have such Permits would not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have fulfilled and performed in all material respects, all their material obligations with respect to the Permits, and, to the knowledge of the Company, no event has occurred that allows, or would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Final Prospectus and except to the extent that any such revocation or termination would not reasonably be expected to have a Material Adverse Effect.

(xvii) Absence of Labor Dispute. No labor disturbance with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, which would reasonably be expected to have a Material Adverse Effect, except as disclosed in the General Disclosure Package and the Final Prospectus.

(xviii) Environmental Laws. Except as disclosed in the General Disclosure Package and the Final Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) each of the Company and its subsidiaries and their respective operations and facilities are in compliance with, and not subject to any known liabilities under, applicable Environmental Laws (as hereinafter defined); (ii) neither the Company nor any of its subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (iii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging actual or potential liability on the part of the Company or any of its subsidiaries based on or pursuant to any Environmental Law pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or, to the knowledge of the Company, any person or entity whose liability under or pursuant to any Environmental Law the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; (iv) neither the Company nor any of its subsidiaries is conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law; (v) neither the Company nor any of its subsidiaries has received any written notice of any lien, charge, encumbrance or similar restriction having been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Company or any of its subsidiaries, and to the knowledge of the Company there is no such lien, charge, encumbrance or similar restriction; and (vi) there are no past or present actions, activities, circumstances, conditions or occurrences, including, without limitation, the Release or threatened Release of any Material of Environmental Concern, that, to the knowledge of the Company, could reasonably be expected to result in a violation of or liability under any Environmental Law on the part of the Company or any of its subsidiaries, including without limitation, any such liability which the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the common law and all federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or human health (as affected by exposure to Materials of Environmental Concern), including without limitation, those relating to (i) the Release or threatened Release of Materials of Environmental Concern; and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Materials of Environmental Concern. “Materials of Environmental Concern” means any substance, material, or waste defined, classified or regulated as toxic or hazardous or as a pollutant or contaminant or terms of similar meaning under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, migrating, pumping, pouring, dumping, emptying, injection or leaching on or into the Environment, or from any building, structure or facility.

(xix) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities of the Company and its subsidiaries (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties (including financial assurance obligations) or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Effect.

(xx) Accurate Disclosure. The statements in the General Disclosure Package and the Final Prospectus under the heading “Description of Capital Stock” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(xxi) Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xxii) Statistical and Market-Related Data. The market-related and industry data included or incorporated by reference in the General Disclosure Package and the Final Prospectus are based upon estimates by the Company on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(xxiii) [Reserved]

(xxiv) Compliance with the Sarbanes-Oxley Act. The Company and each of its subsidiaries (i) makes and keeps accurate books and records and (ii) maintains a system of internal accounting controls that is in compliance in all material respects with the applicable provisions of Sarbanes-Oxley and is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with GAAP and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the recorded accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective and, except as disclosed in the General Disclosure Package and the Final Prospectus, the Company is not aware of any material weaknesses in its internal control over financial reporting.

(xxv) Internal Controls. Except as disclosed in the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act). The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(xxvi) Independent Auditors. Ernst & Young LLP, who have certified certain financial statements of the Company, whose report is incorporated by reference in the General Disclosure Package and the Final Prospectus and who have delivered the initial letter referred to in Section 7(a) hereof, are and have been, independent public accountants as required by the Exchange Act and the rules and regulations of the Public Company Accounting Oversight Board during the periods covered by the financial statements on which they reported.

(xxvii) Litigation. There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of the Company’s subsidiaries is the subject, other than (i) proceedings accurately described in all material respects in the General Disclosure Package and the Final Prospectus, (ii) the Chapter 11 Cases and (iii) proceedings that would not have a Material Adverse Effect, or would not materially and adversely affect the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Final Prospectus; and to the Company’s knowledge, no such proceedings are threatened by governmental authorities or threatened by others.

(xxviii) Financial Statements. The consolidated financial statements of the Company and its subsidiaries (including the related notes and supporting schedules) included or incorporated by reference in the General Disclosure Package and the Final Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Act and present fairly in all material respects the financial condition and results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied, except as described therein, on a consistent basis throughout the periods involved. The other financial data and operating data included in the General Disclosure Package and the Final Prospectus is presented fairly, in all material respects, and has been prepared on a basis consistent with such financial statements and the books and records of the Company. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the General Disclosure Package and the Final Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxix) No Material Adverse Change in Business. Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package and the Final Prospectus, any material loss or interference with its business that has had a Material Adverse Effect, whether from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package and the Final Prospectus exclusive of any amendment or supplement; and, since such date, there has not been any material change in the capital stock or other ownership interests or material increase in the long-term debt of the Company or any of its subsidiaries or any change, in or affecting the general affairs, management, consolidated financial position, stockholders’ equity, results of operations, business or prospects of the Company and its subsidiaries that has had or could reasonably be expected to have a Material Adverse Effect, other than as set forth in the General Disclosure Package and the Final Prospectus exclusive of any amendment or supplement.

(xxx) Investment Company Act. Neither the Company nor any subsidiary is, or, as of the Closing Date (as hereinafter defined) after giving effect to the offer and sale of the Offered Securities and the Concurrent Securities Repurchase pursuant to this Agreement will be, an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxxi) Ratings. No “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned as of the date hereof to the Company or its securities or (ii) has indicated to the Company that it is considering (A) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (B) any negative change in the outlook for any rating of the Company.

(xxxii) Pension Plans. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) each “pension plan” within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, and including the regulations thereunder (“ERISA”)which is established or maintained by the Company or any member of its Controlled Group (defined as any trade or business that, together with the Company, is treated as a single employer under Section 414(b) or 414(c) of the Internal Revenue Code of 1986, as amended, and including the regulations thereunder (the “Code”) (each, a “Pension Plan”) is in compliance in all material respects with all presently applicable provisions of ERISA; (ii) no “reportable event” (as defined in Section 4043(c) of ERISA) has occurred with respect to any Pension Plan; (iii) the Company has not incurred and does not reasonably expect to incur liability under (1) Title IV of ERISA with respect to termination of, or withdrawal from, any Pension Plan or (2) Sections 412 or 4971 of the Code; and (iv) each Pension Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service stating that it is so qualified in all material respects and to the Company’s knowledge nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification. The present value of all accumulated benefit obligations under each Pension Plan (based on those assumptions used to fund such Pension Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Pension Plan allocable to such accrued benefits by an amount, which, if all of such Pension Plans which were underfunded were terminated, would result in a Material Adverse Effect.

(xxxiii) Taxes. The Company and each of its subsidiaries have timely filed (or obtained extensions in filing) all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof (other than those the nonfiling of which would not be reasonably likely to have a Material Adverse Effect) and have paid all taxes required to be paid by it through the date hereof, and if due and payable, any related or similar assessment, fine or penalty levied against it, other than those taxes, assessments, fines or penalties (i) being contested in good faith and for which reserves have been provided in accordance with GAAP, (ii) the nonpayment of which would not be reasonably likely to have a Material Adverse Effect, or (iii) excused or prohibited by the Bankruptcy Code or the Bankruptcy Court. No tax deficiency has been determined adversely to the Company or any of its subsidiaries that has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have) a Material Adverse Effect.

(xxxiv) Insurance. To the knowledge of the Company, the Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

(xxxv) Anti-Corruption. Neither the Company nor any of its subsidiaries, nor any director, officer or employee, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or of any of its subsidiaries, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(xxxvi) Anti-Money Laundering. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxvii) Economic Sanctions. Neither the Company nor any of its subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(i)	the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (OFAC), the United Nations Security Council (UN), the European Union (EU), Her Majesty’s Treasury (UK HMT), the Swiss Secretariat of Economic Affairs (SECO), the Hong Kong Monetary Authority (HKMA), the Monetary Authority of Singapore (MAS), or other relevant sanctions authority (collectively, “Sanctions”), nor

(ii)	located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(xxxviii) For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xxxix) The Company and its directors and executive officers, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xl) Tax Disclosure. The statements set forth in the General Disclosure Package and the Final Prospectus under the caption “CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS” are accurate summaries of law and legal conclusions in all material respects.

Any certificate signed by an officer of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters set forth therein.

(b) Each Selling Stockholder severally represents and warrants to, and agrees with, the Underwriter and the Company that:

(i) Title to Securities. Such Selling Stockholder has and on the Closing Date hereinafter mentioned will have valid and unencumbered title to (or, in the case of Discovery Capital Management, LLC only, is the investment manager with respect to such Offered Securities, with full power and authority to dispose of such securities pursuant to the terms and conditions hereof) the Offered Securities (including the Repurchase Securities) to be delivered by such Selling Stockholder on the Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities (including the Repurchase Securities) to be delivered by such Selling Stockholder on the Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on the Closing Date hereunder the Underwriter will acquire valid and unencumbered title to the Offered Securities (including the Repurchase Securities) to be delivered by such Selling Stockholder on the Closing Date.

(ii) Absence of Further Requirements. No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by any Selling Stockholder for the consummation of the transactions contemplated by this Agreement in connection with the offering and sale of the Offered Securities sold by the Selling Stockholders, except such as have been obtained and made under the Act and such as may be required under the securities or Blue Sky laws of the various states or the rules and regulations of FINRA in connection with the offer and sale of the Offered Securities.

(iii) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and the consummation of the transactions therein and herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of any Selling Stockholder pursuant to, (i) any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over any Selling Stockholder or any of their properties or (ii) any agreement or instrument to which any Selling Stockholder is a party or by which any Selling Stockholder is bound or to which any of the properties of any Selling Stockholder is subject, or (iii) the memorandum and articles of association of any Selling Stockholder that is a corporation or the constituent documents of any other Selling Stockholder that is not a natural person or a corporation, except, with respect to clauses (i) and (ii) for any, such conflicts, breaches, violations or defaults, impositions of liens, charges or encumbrances that in the aggregate would not reasonably be expected to have a material adverse effect on the ability of the Selling Stockholders to perform its obligations under this Agreement.

(iv) Final Prospectus. On its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b), and on the Closing Date, the Final Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence applies only to written information furnished to the Company by such Selling Stockholder specifically for use in the Final Prospectus, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(v) General Disclosure Package. As of the Applicable Time, the General Disclosure Package did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence applies only to written information furnished to the Company by such Selling Stockholder specifically for use in the General Disclosure Package, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(vi) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each Selling Stockholder.

(vii) No Finder’s Fee. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(viii) Absence of Manipulation. Such Selling Stockholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(ix) No FIRPTA Withholding. The purchase price payable to each Selling Stockholder for the sale of the Offered Securities is not subject to any withholding under Section 1445 of the IRC. The Offered Securities are properly treated as “regularly traded on an established securities market” within the meaning of Section 897(c) of the IRC and Treasury Regulations Sections 1.897-9T(d) and 1.1445-2(c)(2). The Offered Securities held by each foreign Selling Stockholder do not constitute “United States real property interests” within the meaning of Section 897c).

(x) Each Selling Stockholder represents and warrants that it is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, each Selling Stockholder agrees, severally and not jointly, to sell to the Underwriter, and the Underwriter agrees to purchase from each Selling Stockholder, at a purchase price of $27.10 per share, that number of Offered Securities set forth opposite the name of such Selling Stockholder in Schedule A hereto.

The Selling Stockholders will deliver the Offered Securities to the account of the Underwriter in a form reasonably acceptable to the Underwriter against payment of the purchase price in Federal (same day) funds by wire transfer to an account at a bank specified by each Selling Stockholder to the Underwriter at least forty-eight hours in advance of the Closing Date (as defined below). The time and date of such delivery and payment shall be, with respect to the Offered Securities 9:00 A.M., New York time, on August 23, 2017, or at such other date or time not later than seven full business days thereafter as the Underwriter and the Selling Stockholders determine, such time being herein referred to as the “Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering.

Subject to the consummation of, the sale of the Offered Securities by the Selling Stockholders to the Underwriter in compliance with the terms of this Agreement, the Underwriter agrees to sell to the Company, and the Company agrees to purchase from the Underwriter, the Repurchase Securities at a purchase price of $27.10 per share. The parties hereby agree that the Repurchase Securities shall consist solely of the Offered Securities sold by the Selling Stockholders who are United States persons and shall not include any Offered Securities sold by the other Selling Stockholders. On the Closing Date, subject to the sale of the Offered Securities to the Underwriter in compliance with the terms of this Agreement, and in consideration for the Repurchase Securities, the Company shall pay the purchase price for Repurchase Securities in Federal (same day) funds by wire transfer to an account at a bank specified by the Underwriter to the Company at least forty-eight hours in advance. Payment for the Repurchase Securities shall be made against delivery by the Underwriter of the Repurchase Securities to the Company through the facilities of the DTC for the account of the Company at the Closing Date or as otherwise agreed to by the Company and the Underwriter.

4. Offering by Underwriter. It is understood that the Underwriter proposes to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5. Certain Agreements of the Company and the Selling Stockholders. The Company agrees with the Underwriter and the Selling Stockholders that:

(a) Additional Filings. The Company will file the Final Prospectus, in a form approved by the Underwriter, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Underwriter, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the date that the Post-Effective Amendment became effective. The Company will advise the Underwriter promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Underwriter of such timely filing.

(b) Filing of Amendments: Response to Commission Requests. The Company will promptly advise the Underwriter of any proposal to amend or supplement at any time the Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Underwriter’s consent; and the Company will also advise the Underwriter promptly of (i) any amendment or supplementation of the Registration Statement or any Statutory Prospectus, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by the Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Underwriter of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriter and the dealers and any other dealers upon request of the Underwriter, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Underwriter’s consent to, nor the Underwriter’s delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d) Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the date the Post-Effective Amendment became effective which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such date the Post-Effective Amendment became effective on which the Company is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which the Company is required to file its Form 10-K.

(e) Furnishing of Prospectuses. The Company will furnish to the Underwriter and the Selling Stockholders copies of the Registration Statement (one of which will be signed and will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Underwriter reasonably requests. The Final Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriter all such documents.

(f) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriter reasonably designates and will continue such qualifications in effect so long as required for the distribution.

(g) Reporting Requirements. During the period of three years hereafter, and solely to the extent the Company maintains a listing of its Common Stock on a national securities exchange, the Company will furnish to the Underwriter, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Underwriter (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Underwriter may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (or any successor system), it is not required to furnish such reports or statements to the Underwriter.

(h) Payment of Expenses. The Company and each Selling Stockholder agree with the Underwriter that the Company will pay all expenses incident to the performance of the obligations of the Company and such Selling Stockholder, as the case may be, under this Agreement, including but not limited to any filing fees and other expenses incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriter designates and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by FINRA of the Offered Securities (including filing fees and the reasonable fees and expenses of counsel for the Underwriter relating to such review; provided that the Company shall not be required to pay or reimburse more than $35,000 of the fees and expenses of such counsel), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes, fees and expenses incident to listing the Offered Securities on the New York Stock Exchange, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriter and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors. Notwithstanding anything in the prior sentence to the contrary, each of the Selling Stockholders agrees severally and not jointly with one another, with the Company and the Underwriter that such Selling Stockholder will pay or cause to be paid all transfer and similar taxes incident to the sale and delivery of the Offered Securities to be sold by such Selling Stockholder to the Underwriter hereunder.

(i) [Reserved]

(j) Absence of Manipulation. The Company and the Selling Stockholders will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(k) Restriction on Sale of Securities by Company. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Underwriter. The restrictions contained in the preceding sentence shall not apply to (a) the Offered Securities to be sold hereunder, (b) the issuance by the Company of options to subscribe for or purchase Lock-Up Securities and other incentive compensation, including deferred stock units, restricted shares or restricted share units, in each case under incentive plans approved by the Board of Directors of the Company, existing as of the date hereof and disclosed in the General Disclosure Package and the Final Prospectus, (c) the filing by the Company of any registration statement on Form S-8 with the Commission relating to the offering of securities pursuant to terms of such incentive or similar plans disclosed in the General Disclosure Package and the Final Prospectus, (d) the issuance by the Company of Common Stock or securities convertible into Common Stock in connection with an acquisition or business combination (including the filing of a registration statement on Form S-4 or other appropriate form with respect thereto), provided that each transferee or recipient of the Common Stock shall sign and deliver a lock-up letter substantially in the form of Exhibit E, and provided further that the number of shares of Common Stock issued pursuant to this clause (d) shall not exceed 5% of the aggregate number of shares of Common Stock then outstanding, and (e) issuances of Lock-Up Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of options, in each case outstanding on the date hereof. The Lock-Up Period will commence on the date hereof and continue for 90 days after the date hereof or such earlier date that the Underwriter consents to in writing.

(l) Restriction on Sale of Securities by Selling Stockholders. For the period specified below (the “Lock-Up Period”), each Selling Stockholder will not, directly or indirectly, take any of the following actions with respect to Securities of the Company or any securities convertible into or exchangeable or exercisable for any Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) publicly disclose the intention to take any such action, without the prior written consent of the Underwriter. The Lock-Up Period will commence on the date hereof and continue for 90 days after the date hereof or such earlier date that the Underwriter consents to in writing.

The restrictions in the foregoing paragraph shall not apply to (a) the Offered Securities to be sold hereunder, (b) transactions relating to Securities of the Company acquired in open market transactions after the completion of the public offering, provided that no filing under the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Securities or other securities acquired in such open market transactions, (c) transfers of Securities as a bona fide gift, (d) distributions of Securities to members, limited partners or stockholders of any of the Selling Stockholders; provided that in the case of any transfer or distribution pursuant to clause (c) or (d), (i) each donee or distribute, as applicable, shall sign and deliver a lock-up letter substantially in the form of Exhibit E and (ii) no filing under the Exchange Act, reporting a reduction in beneficial ownership of securities, shall be required or shall be voluntarily made during the Lock-Up Period, or (e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act (a “Rule 10b5-1 Plan”) for the transfer of Securities, provided that (i) such plan does not provide for the transfer of Securities during the Lock-Up Period and (ii) that no party is required to publicly announce, file or report the establishment of such Rule 10b5-1 Plan in any public report, announcement or filing with the Commission under the Exchange Act during the Lock-Up Period and does not otherwise voluntarily effect any such public report, announcement, or filing regarding such Rule 10b5-1 Plan.

6. Free Writing Prospectuses. (a) Issuer Free Writing Prospectuses. The Company and Selling Stockholders represent and agree that, unless they obtain the prior consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

7. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter. The Underwriter shall have received letters, dated, respectively, the date hereof and the Closing Date, of Ernst & Young LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in the form and substance reasonably satisfactory to the Underwriter (except that, in the letter dated the Closing Date, the specified date referred to in the comfort letters shall be a date no more than three days prior to the Closing Date).

(b) Final Prospectus. The Final Prospectus shall have been filed with the Commission within the applicable time period prescribed for such filing and otherwise in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriter, shall be contemplated by the Commission.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Underwriter, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Underwriter, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or the NASDAQ Stock Market, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Underwriter, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d) Opinion of Counsel for the Company. The Underwriter shall have received an opinion, dated the Closing Date, of Jones Day, counsel for the Company, in the form attached hereto as Exhibit A.

(e) Opinion of Counsel for Selling Stockholders. The Underwriter shall have received an opinion, dated the Closing Date, of Kirkland & Ellis LLP, counsel for the Selling Stockholders, in the form attached hereto as Exhibit B.

(f) Opinion of Cayman Islands Counsel for Selling Stockholders. The Underwriter shall have received an opinion, dated the Closing Date, of Ogier, Cayman Islands counsel for the Selling Stockholders, in the form attached hereto as Exhibit C.

(g) Opinion of General Counsel for Selling Stockholders. The Underwriter shall have received an opinion, dated the Closing Date, of Adam Schreck, general counsel for the Selling Stockholders relating to matters of laws of the State of Connecticut, in the form attached hereto as Exhibit D.

(h) Opinion of Counsel for Underwriter. The Underwriter shall have received from Latham & Watkins LLP, counsel for the Underwriter, such opinion or opinions, dated the Closing Date, with respect to such matters as the Underwriter may reasonably require, and the Selling Stockholders and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(i) Officers’ Certificate. The Underwriter shall have received a certificate, dated the Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package and the Final Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package and the Final Prospectus or as described in such certificate.

(j) Officer’s Certificate. The Underwriter shall have received a certificate, dated the Closing Date, of an authorized person of each Selling Stockholder in which such authorized person shall state that: the representations and warranties of the Selling Stockholders in this Agreement are true and correct; and that the Selling Stockholders have complied with all the agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date.

(k) Lock-Up Agreements. On or prior to the date hereof, the Underwriter shall have received lockup agreements in the form set forth on Exhibit E hereto from each executive officer and director of the Company.

(l) To avoid a 28% U.S. backup withholding tax each Selling Stockholder will deliver to the Underwriter a properly completed and executed United States Treasury Department Form W-9 or W-8BEN-E (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(m) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as defined in Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced or privately informed the Company that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

The Selling Stockholders and the Company will furnish the Underwriter with such conformed copies of such opinions, certificates, letters and documents as the Underwriter reasonably requests. The Underwriter may in its sole discretion waive compliance with any conditions to the obligations of the Underwriter hereunder.

8. Indemnification and Contribution.

(a) Indemnification of Underwriter by Company. The Company will indemnify and hold harmless the Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (c) below.

(b) Indemnification of Underwriter by Selling Stockholders. The Selling Stockholders, severally and not jointly, will indemnify and hold harmless the Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such expenses are incurred; provided, however, that the Selling Stockholders will only be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents made in reliance upon and in conformity with written information furnished to the Company by any such Selling Stockholder specifically for use therein, it being understood and agreed that the only such information furnished by any Selling Stockholder consists of the following information: each Selling Stockholder’s name, corresponding share amounts and description of voting authority set forth in the table of Principal and Selling Stockholders in the Registration Statement and Final Prospectus under the heading “Principal and Selling Stockholders” and each Selling Stockholder’s address.

(c) Indemnification of Company and Selling Stockholders. The Underwriter will indemnify and hold harmless the Company and the Selling Stockholders, each of their respective directors and each of their respective officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or any Selling Stockholder (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company regarding the Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any the untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by the Underwriter consists of the following information in the Final Prospectus furnished on behalf of the Underwriter: the concession and reallowance figures appearing in the paragraph under the caption “Underwriting”.

(d) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriter’s obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company, the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).

9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriter is not consummated (a) as a result of the Selling Stockholders failing to tender the Offered Securities for delivery to the Underwriter or otherwise failing to meet their obligations under Section 7 of this Agreement, then the Selling Stockholders will, jointly and severally, reimburse the Underwriter for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities (the “Permitted Expenses”) and (b) for any reason other than (i) as set forth in (a) above, then the Company will reimburse the Underwriter for the Permitted Expenses, and in each case the respective obligations of the Company, the Selling Stockholders and the Underwriter pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

10. Notices. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to the Underwriter at c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629 Facsimile: (212) 325-4296 Attention: IBCM-Legal, with a copy to Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022-4834, Attention: Senet Bischoff, Esq., or, if sent to the Company, will be mailed, delivered or sent by facsimile machine and confirmed to it at 701 Market Street, St. Louis, MO 63101-1926, Attention: Chief Financial Officer, (Fax: (314) 342-7597), or, if sent to the Selling Stockholders or any of them, will be mailed, delivered or sent by facsimile machine and confirmed to Adam Schreck at 20 Marshall Street, Suite 310, South Norwalk, Connecticut 06854 with copy to Justin Hoffman at 609 Main St., Suite 4700, Houston, Texas 77002; provided, however, that any notice to the Underwriter pursuant to Section 8 will be mailed, delivered or sent by facsimile machine and confirmed to the Underwriter.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

13. Absence of Fiduciary Relationship. The Company and the Selling Stockholders acknowledge and agree that:

(a) No Other Relationship. No fiduciary, advisory or agency relationship between the Company or the Selling Stockholders, on the one hand, and the Underwriter, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Underwriter has advised or is advising the Company or the Selling Stockholders on other matters;

(b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Selling Stockholders following discussions and arms-length negotiations with the Underwriter and the Company and the Selling Stockholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company and the Selling Stockholders have been advised that the Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Stockholders and that the Underwriter has no obligation to disclose such interests and transactions to the Company or the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company and the Selling Stockholders waive, to the fullest extent permitted by law, any claims they may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriter shall have no liability (whether direct or indirect) to the Company or the Selling Stockholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company, the Selling Stockholders and the Underwriter hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company, the Selling Stockholders and the Underwriter irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company, the Selling Stockholders and the Underwriter further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

15. Waiver of Jury Trial. The Company, the Selling Stockholders and the Underwriter hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Underwriter’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholders, the Company and the Underwriter in accordance with its terms.

Very truly yours,

PEABODY ENERGY CORPORATION

By:	/s/ Amy B. Schwetz
Name:	Amy B. Schwetz
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

SELLING STOCKHOLDERS:

DISCOVERY CAPITAL MANAGEMENT, LLC

By:	/s/ Adam Schreck
Name:	Adam Schreck
Title:	Authorized Signatory

DISCOVERY GLOBAL OPPORTUNITY PARTNERS, L.P.

By: Discovery Capital Management LLC, Its general partner

By:	/s/ Adam Schreck
Name:	Adam Schreck
Title:	Authorized Signatory

DISCOVERY GLOBAL OPPORTUNITY FUND, LTD.

By:	/s/ Adam Schreck
Name:	Adam Schreck
Title:	Authorized Signatory

DISCOVERY GLOBAL FOCUS MASTER FUND, LTD.

By:	/s/ Adam Schreck
Name:	Adam Schreck
Title:	Authorized Signatory

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed

and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Andrew Frame
Name: Andrew Frame
Title: Director

[Signature Page to Underwriting Agreement]

SCHEDULE A

Selling Stockholder	Number of Offered Securities to be Sold
Discovery Capital Management, LLC	2,834,955
Discovery Global Opportunity Partners, L.P.	5,861,345
Discovery Global Opportunity Fund, Ltd.	746,703
Discovery Global Focus Master Fund, Ltd.	3,356,997

Total	12,800,000

SCHEDULE B

Underwriter	Number of Offered Securities to be Purchased
Credit Suisse Securities (USA) LLC	12,800,000

Total	12,800,000

SCHEDULE C

1.	Issuer Free Writing Prospectuses (included in the General Disclosure Package)

The following information is also included in the General Disclosure Package:

1. The number of Offered Securities, the number of Repurchase Securities and the offering price of the Offered Securities which is, as to each investor, the price paid by such investor.

Exhibit A

Form of Opinion of Counsel to the Company

A-1

Exhibit B

Form of Opinion of Counsel to the Selling Stockholders

B-1

Exhibit C

Form of Opinion of Cayman Islands Counsel to the Selling Stockholders

C-1

Exhibit D

Form of General Counsel Opinion to the Selling Stockholders

D-1

Exhibit E

Form of Lock-up Agreement

August 17, 2017

Peabody Energy Corporation

701 Market Street

St. Louis, MO 63101-1826

Credit Suisse Securities (USA) LLC

c/o	Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010-3629

Ladies and Gentlemen:

As an inducement to the underwriter to execute the Underwriting Agreement (the “Underwriting Agreement”), pursuant to which an offering (the “Offering”) will be made by specified selling stockholders of common stock, par value $0.01 (the “Securities”) of Peabody Energy Corporation (including any successor (by merger or otherwise) thereto, the “Company”), the undersigned hereby agrees that during the period commencing on the date of this Lock-Up Agreement and continuing and including the date that is 90 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC (“Credit Suisse”). In addition, the undersigned agrees that, without the prior written consent of Credit Suisse, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or securities convertible into or exchangeable or exercisable for any Securities.

The restrictions in the foregoing paragraph will not apply to:

(a) transfers of shares of Securities or securities convertible into or exchangeable or exercisable for Securities (i) as a bona fide gift, including to charitable organizations, or by will or intestacy, (ii) to the spouse, parent, sibling, child or grandchild of the undersigned or any other person with whom the undersigned has a relationship by blood, marriage or adoption not more remote than first cousin (each, “an immediate family member”) or to a trust, or other entity formed for estate planning purposes, formed for the benefit of the undersigned or of an immediate family member of the undersigned, or (iii) not involving a change in beneficial ownership; provided that in the case of any transfer or distribution pursuant to this clause (a), (A) each transferee, donee or distributee shall sign and deliver a lock-up agreement substantially in the form of this Lock-Up Agreement and (B) no filing under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), reporting a reduction of beneficial ownership of Securities, shall be required or shall be voluntarily made during the Lock-Up Period;

(b) the receipt by the undersigned from the Company of Securities upon the vesting of stock awards issued pursuant to the Company’s equity incentive plans existing as of the date hereof and described in the Prospectus or the transfer of Securities or securities convertible into or exchangeable or exercisable for Securities to the Company upon a vesting event of such awards or upon the exercise of options or warrants to purchase Securities or securities convertible into or exchangeable or exercisable for Securities, in each case on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise; provided that any related filing under the Exchange Act required to be made during the Lock-Up Period shall indicate that such filing is being made in connection with a disposition to the Company to satisfy tax withholding requirements;

(c) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Securities; provided that (A) such plan does not provide for the transfer of Securities during the Lock-Up Period and (B) no public announcement or filing under the Exchange Act during the Lock-Up Period shall be required or be made voluntarily by or on behalf of the undersigned or the Company regarding the establishment of such plan;

(d) the transfer of Securities or securities convertible into or exchangeable or exercisable for Securities that occurs by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement; provided that the undersigned shall use reasonable best efforts cause the transferee to sign and deliver a lock-up agreement substantially in the form of this Lock-Up Agreement; and provided further, that any filing under the Exchange Act that is required to be made during the Lock-Up Period as a result of such transfer, states (unless prohibited by law) that such transfer has occurred by operation of law and that such transfer is pursuant to a qualified domestic order or in connection with a divorce settlement, as applicable; and

(e) any transfer of Securities or securities convertible into or exchangeable or exercisable for Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of Securities following the Offering involving a Change of Control (as defined below); provided that all Securities subject to this agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this agreement; provided, further, that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Securities owned by the undersigned shall remain subject to the terms of this Lock-Up Agreement.

For purposes of this Lock-Up Agreement, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter pursuant to the offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity).

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period has expired, or has received the prior written consent of Credit Suisse to consummate such transaction or take such action.

Any Securities received upon exercise of options granted to the undersigned will also be subject to this Lock-Up Agreement. Any Securities acquired by the undersigned in the open market will not be subject to this Lock-Up Agreement.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions in this Lock-Up Agreement shall be equally applicable to any issuer-directed Securities the undersigned may purchase in the above-referenced offering.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Lock-Up Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before September 30, 2017. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature page follows]

Very truly yours,

Signature:

Print Name: